Exhibit 21

American Media Organizational Outline

•	American Media Operations, Inc.

Subsidiaries

•	American Media Consumer Magazine Group, Inc.

•	AM Auto World Weekly, Inc.

•	Country Music Media Group, Inc.

•	American Media Consumer Entertainment, Inc.

•	American Media Mini Mags, Inc.

•	American Media Distribution & Marketing Group, Inc.

•	Distribution Services, Inc.

•	NDSI, Inc.

•	American Media Newspaper Group, Inc.

•	Globe Editorial, Inc.

•	Mira! Editorial, Inc.

•	National Enquirer, Inc.

•	National Examiner, Inc.

•	Star Editorial, Inc.

•	American Media Property Group, Inc.

•	Globe Communications Corp.

•	AMI Books, Inc.

•	AMI Films, Inc.

•	4121139 Canada, Inc.

•	Weider Publications, LLC

•	SYL Communications

•	Weider Publications Group, Ltd.

•	Media Fit SARL

•	Weider Publishing, Ltd.

•	Weider Publishing Italia SRL [except that 5% of the shares of Weider Publishing Italia SRL is owned by Weider Publications Group, Ltd.]

•

Shape SA (Pty) Limited (joint venture company established to publish South African edition of SHAPE magazine and other titles — owned 50% by Weider Publications, LLC and 50% by Touchline Media (Pty) Limited)

•	Mr. Olympia, LLC (joint venture company established to operate and promote Mr. Olympia and other bodybuilding contests — owned 50.01% by AMOI and 49.99% by IFBB Olympia Holdings, Inc.)